Exhibit 99.1

Virage Logic Reports Third-Quarter Fiscal 2003 Results

    FREMONT, Calif.--(BUSINESS WIRE)--July 24, 2003--Virage Logic
Corp. (Nasdaq:VIRL)


    News Release Highlights:

    -- Q3 revenues of $9.6 million, compared with $9.6 million the prior quarter and $12.2 million for Q3 of fiscal 2002

    -- Q3 GAAP (reported) net loss of $1.6 million, or $0.08 per share, compared with a net loss of $1.6 million, or $0.08 per share, the prior quarter, and a net loss of $6.0 million, or $0.30 per share, for Q3 of fiscal 2002

    -- Q3 pro forma net loss(1) of $1.4 million, or $0.07 per share (including a loan reserve of $550,000, or $0.02 per share), compared with a pro forma net loss of $1.1 million, or $0.05 per share, the prior quarter, and pro forma net income of $1.4 million, or $0.07 per diluted share, for Q3 of fiscal 2002


    Virage Logic Corp. (Nasdaq:VIRL), a leading provider of best-in-class semiconductor IP platforms, today reported its financial results for the third fiscal quarter ended June 30, 2003.
    Revenues for the third quarter were $9.6 million, compared with $9.6 million the prior quarter and $12.2 million a year ago. Total license revenue for the third quarter was $8.5 million, compared with $11.8 million for the same period a year ago and $9.0 million for the prior quarter. Royalties for the third quarter were a record $1.1 million, compared with royalties of $435,000 for the same quarter a year ago and $579,000 for the previous quarter.
    As reported under generally accepted accounting principles (GAAP) in the U.S., net loss for the third quarter of fiscal 2003 was $1.6 million, or $0.08 per share, including non-cash amortization expenses for deferred stock compensation of $137,000, amortization of purchased technology of $97,000 and net interest income of $145,000, as well as a loan loss reserve of $550,000 for a secured loan to a private company for which repayment is overdue. Net loss under GAAP for the same period a year ago was $6.0 million, or $0.30 per share. This included non-cash amortization expenses for deferred stock compensation and warrants of $1.2 million, amortization of purchased technology of $32,000 for the company's acquisition of In-Chip, and one-time non-cash charges of $1.1 million for in-process research and development related to In-Chip and $5.3 million related to the company's impaired investment in ATMOS Corporation. The impairment was subsequently substantially recovered in the fourth quarter of fiscal 2002.
    Pro forma net loss for the third quarter of fiscal 2003 was $1.4 million, or $0.07 per share, compared with a pro forma net loss of $1.1 million, or $0.05 per share the prior quarter, and with pro forma net income of $1.4 million, or $0.07 per diluted share, for the third quarter of fiscal 2002. Pro forma net loss for the third quarter of fiscal 2003 included a pro forma operating loss of $1.7 million, net interest income of $145,000, a tax benefit of $723,000, as well as the aforementioned loan reserve of $550,000 (or $0.02 per share).
    For the nine months of fiscal 2003, revenues were $30.8 million, compared with $32.5 million for the same period of fiscal year 2002. The GAAP net loss for the nine months of this fiscal year, including non-cash amortization expenses of $1.2 million for deferred stock compensation and amortization of purchased technology of $291,000, was $3.5 million, or $0.17 per share. The GAAP net loss for the same period of the prior fiscal year, including non-cash amortization expenses for deferred stock compensation and warrants of $2.8 million and aggregate one-time non-cash charges of $6.4 million related to the In-Chip acquisition and the ATMOS investment impairment, was $5.2 million, or $0.27 per share.
    "We are pleased to have signed strategic licensing and royalty-bearing agreements during the third quarter with third-party foundries and certain key integrated device manufacturers," said Adam Kablanian, chairman, president and chief executive officer. "We continue to execute on our strategy to become a single-source provider of best-in-class semiconductor IP platforms."

    Additional Recent Business Highlights

    During the third quarter, Virage Logic:

    -- Entered into wafer-based royalty-bearing agreements - announced earlier today - with Semiconductor Manufacturing International Corporation (SMIC), on the 0.18-micron process, and Silterra, on both the 0.18- and 0.25-micron processes

    -- Signed a new licensing agreement with Infineon Technologies for Virage Logic's Area, Speed and Power (ASAP) Logic(TM) product line on the 0.13-micron and 90-nanometer processes

    -- Expanded its relationship with a Japanese integrated device manufacturer (IDM) by entering into a multi-year licensing and royalty-bearing agreement whereby the customer will adopt Virage Logic's ASAP Logic products for the 0.15-micron, 0.13-micron and 90 nanometer processes, and ASAP Memory(TM) for 90 nanometer

    -- Signed a 90-nanometer licensing and royalty-bearing agreement with a large U.S.-based IDM for Virage Logic's entire line of memory products

    -- Licensed the Ultra-Low Power (ULP) Self-Test and Repair (STAR) Memory System(TM) to a large producer of mobile cellular phones on the 90-nanometer process

    -- Expanded its Technology-Optimized semiconductor IP offering to Chartered Semiconductor Manufacturing's 0.13-micron process, thereby furthering a successful relationship covering technology nodes from 0.35 micron down to 0.13 micron

    -- Signed seven new direct royalty-bearing agreements for the STAR Memory System, bringing the total number of agreements to over 50

    -- Shipped products under licensing agreements to 35 customers - 29 existing and 6 new.

    Business Outlook

    Virage Logic also reported today its outlook for the fourth quarter of fiscal 2003. The company currently expects total revenues in the range of $9.7 to $10 million. The company currently anticipates that royalties will approach approximately $1.0 million for the fourth quarter. In addition, the company expects total pro forma operating expenses to be reduced sequentially by approximately $200,000 from those of the third quarter of fiscal 2003. Net interest income and the company's effective tax rate are expected to remain fairly consistent on a sequential basis. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.

    Use of Non-GAAP Financial Measure

    This press release includes a financial measure for loss per share that excludes certain non-cash charges and that has not been calculated in accordance with generally accepted accounting principles
(GAAP). This measure differs from GAAP in that it excludes deferred stock-based compensation for stock options and warrants in connection with the company's initial public offering and acquisition activity, impairment of investment, the amortization of purchased technology as well as a one-time charge for in-process research and development, and assumes a 34% tax rate for the nine-month period ended June 30, 2003, and a 36% tax rate for the nine-month period ended June 30, 2002, which may differ from the company's GAAP tax rate. Virage Logic has previously provided this measurement in addition to GAAP because the company believes it provides a consistent basis for comparison between quarters that is not influenced by certain non-cash and non-recurring expenses or by changes in the company's effective tax rate, and therefore is helpful to understanding the company's underlying operational results. This measure should not be considered an alternative to GAAP and may not be comparable to information provided by other companies. The reconciliation of GAAP to non-GAAP measurements for net loss per share for the recently completed quarter is set forth below.

    Webcast and Taped Replay

    An archived webcast of management's conference call regarding third-quarter results will be available to all investors from July 24, 2003 until July 24, 2004 on the Virage Logic website at http://www.viragelogic.com/company/ir.html. In addition, a telephonic replay will be available through July 31, 2003 at (719) 457-0820, access code 437742.

    About Virage Logic

    Virage Logic Corp. (Nasdaq:VIRL) is a leading provider of best-in-class semiconductor IP platforms based on memory, logic, I/Os, and IP development tools that are silicon-proven and production-ready. Virage Logic meets market demands for cost reduction, while improving performance and reliability for fabless and integrated device manufacturer (IDM) companies focused on the consumer, communications and networking, handheld and portable, and computer and graphics markets. Virage Logic is headquartered in Fremont, California and has sales and support offices worldwide. For more information, visit www.viragelogic.com or call (877) 360-6690 toll-free or (510) 360-8000.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

    Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to trends, business outlook, products, and customer relationships. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to forecast its business, including its revenue outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2002, filed with the Securities and Exchange Commission (SEC) on December 16, 2002, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.
    All trademarks are the property of their respective owners and are protected herein.

(1) Pro forma results represents the company's operating results, excluding non-cash items resulting from deferred stock compensation for stock options and warrants in connection with the company's initial public offering and acquisition activity, impairment of investment, the amortization of purchased technology as well as a one-time charge for in-process research and development, plus net interest income and a tax benefit calculated using a tax rate which may differ from the rate used under GAAP.




                       Virage Logic Corporation
                 Consolidated Statements of Operations
               (In thousands, except per-share amounts)


                                Three Months Ended  Nine Months Ended
                                 June 30,  June 30, June 30,  June 30,
                                    2003     2002     2003      2002
                                  -------   -------  -------  -------
Revenues:
   License                      $   8,467  $11,798 $ 28,563 $  31,331
   Royalties                        1,097      435    2,191     1,196
                                  -------   -------  -------  -------
Revenues                            9,564   12,233   30,754    32,527
Cost and expenses:
 Cost of revenues                   2,224    2,463    7,114     6,562
 Research and development           4,678    3,575   14,328     9,443
 Sales and marketing                3,344    3,115    9,357     8,340
 General and administrative         1,135    1,206    3,629     3,336
 Stock-based compensation             137    1,207    1,153     2,759
 In-process R&D                         -    1,100        -     1,100
                                  -------   -------  -------  -------
      Total cost and expenses      11,518   12,666   35,581    31,540
                                  -------   -------  -------  -------
Operating income (loss)            (1,954)    (433)  (4,827)      987
Interest income and other, net       (405)     250      (17)      948
Impairment of investment                -   (5,284)       -    (5,284)
                                  -------   -------  -------  -------
Loss before taxes                  (2,359)  (5,467)  (4,844)   (3,349)
Income tax provision (benefit)       (783)     537   (1,318)    1,811
                                  -------   -------  -------  -------
Net loss                        $  (1,576) $(6,004)$ (3,526)$  (5,160)
                                  =======   =======  =======  =======

Earnings per share:
     Basic and diluted          $   (0.08) $ (0.30)$  (0.17)$   (0.27)

Shares used in computing per
 share amounts:
     Basic and diluted             20,822   20,039   20,742    19,355



                       Virage Logic Corporation
      Reconciliation of Pro Forma Net Income to Reported Results
               (In thousands, except per-share amounts)

                              Three Months Ended   Nine Months Ended
                              June 30,  June 30,   June 30,  June 30,
                                2003      2002       2003      2002
                               -------   -------    -------   -------
Pro forma net income (loss) $ (1,402)   $ 1,417   $ (2,243)  $ 3,767

Revaluation of warrants            -          -          -        60

Stock-based compensation         137      1,207      1,153     2,759

Amortization of purchased
 technology                       97         32        291        32

In-process R&D                     -      1,100          -     1,100

Impairment of investment           -      5,284          -     5,284

Income tax provision (benefit)   (60)      (202)      (161)     (308)
                               -------   -------    -------   -------
     Total reconciling items     174      7,421      1,283     8,927

Reported net loss            $(1,576)   $(6,004)   $(3,526)  $(5,160)
                               =======   =======    =======   =======


                       Virage Logic Corporation
            Pro Forma Consolidated Statements of Operations
               (In thousands, except per-share amounts)

                                 Three Months Ended Nine Months Ended
                                  June 30, June 30, June 30,  June 30,
                                    2003     2002     2003      2002
                                  --------  -------- -------- --------
Revenues:
   License                       $  8,467 $  11,798  $28,563 $ 31,331
   Royalties                        1,097       435    2,191    1,196
                                  --------  -------- -------- --------
Revenues                            9,564    12,233   30,754   32,527
Cost and expenses:
 Cost of revenues                   2,224     2,463    7,114    6,562
 Research and development           4,678     3,575   14,328    9,443
 Sales and marketing                3,344     3,115    9,357    8,340
 General and administrative         1,038     1,174    3,338    3,244
                                  --------  -------- -------- --------
       Total cost and expenses     11,284    10,327   34,137   27,589
                                  --------  -------- -------- --------
Operating income (loss)            (1,720)    1,906   (3,383)   4,938
Interest income and other, net       (405)      250      (17)     948
                                  --------  -------- -------- --------
Income (loss) before taxes         (2,125)    2,156   (3,400)   5,886
Income tax provision (benefit)       (723)      739   (1,157)   2,119
                                  --------  -------- -------- --------
Pro forma net income (loss)      $ (1,402)$   1,417  $(2,243)$  3,767
                                  ========  ======== ======== ========

Pro forma earnings per share:
     Basic                       $  (0.07) $   0.07  $ (0.11) $  0.19
     Diluted                     $  (0.07) $   0.07  $ (0.11) $  0.18

Shares used in computing
 per share amounts:
     Basic                         20,822    20,039   20,742   19,355
     Diluted                       20,822    21,287   20,742   21,082


Pro forma statements of operations are intended to present the company's operating results, excluding non-cash items resulting from deferred stock compensation for stock options and warrants issued, impairment of investment, the amortization of purchased technology as well as a one-time charge for in-process research and development.

The tax provision (benefit) in the pro forma statement for the fiscal year 2003 periods is computed using a tax rate of 34%, as compared with 36% for the fiscal year 2002 periods.

A reconciliation from pro forma net income to the reported results is presented on the prior page.

The format presented above is not in accordance with Generally
Accepted Accounting Principles.


                       Virage Logic Corporation
                      Consolidated Balance Sheets
                            (In thousands)

                                      June 30, 2003    Sept. 30, 2002
                                      -------------    --------------
ASSETS

 Current assets:
   Cash and cash equivalents               $ 41,399        $ 35,422
   Investments                               15,092           5,008
   Accounts receivable, net                  12,381          15,688
   Costs in excess of related
     billings on uncompleted contracts          611             820
   Prepaid expenses and other                 2,604           2,512
   Taxes receivable                           1,112               -
                                           --------        --------
       Total current assets                  73,199          59,450
   Property, equipment and
      leasehold improvements, net             6,420           5,708
   Intangible assets, net                    13,026          13,315
   Deferred tax assets                        2,442           2,442
   Long-term investments                          -          19,029
   Other assets                                 387             410
                                           --------        --------
       Total assets                        $ 95,474        $100,354
                                           ========        ========


LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
   Accounts payable                        $    208        $    438
   Accrued expenses                           4,149           4,240
   Current portion of capital
      lease obligations                          15              96
   Deferred revenue                           2,550           2,936
   Income taxes payable                           -           2,049
                                           --------        --------
       Total current liabilities              6,922           9,759
 Deferred tax liability                       1,343           1,343
 Deferred acquisition costs                     500           1,000
                                           --------        --------
       Total liabilities                      8,765          12,102
 Stockholders' equity:
   Common stock                                  21              20
   Additional paid-in capital               109,383         110,530
   Unrealized gains and losses                   12              28
   Deferred stock-based compensation           (181)         (3,326)
   Accumulated deficit                      (22,526)        (19,000)
                                           --------        --------
       Total stockholders' equity            86,709          88,252
                                           --------        --------
       Total liabilities and
        stockholders' equity               $ 95,474        $100,354
                                           ========        ========

    CONTACT: Virage Logic Corp.
             Jim Pekarsky, CFO, 510-360-8025
             jrp@viragelogic.com